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                            SENIOR SUBORDINATED NOTE

                               PURCHASE AGREEMENT

                           DATED AS OF APRIL 28, 1998

                                     BETWEEN

                          U.S. FRANCHISE SYSTEMS, INC.

                                    as Lender

                                       and

                         ALPINE HOSPITALITY VENTURES LLC

                                   as Borrower

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
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                                TABLE OF CONTENTS

                                                                                                      Page

SECTION 1             DEFINITIONS; ACCOUNTING TERMS......................................................1
         1.1          Definitions........................................................................1
         1.2          Accounting Terms...................................................................7

SECTION 2             PURCHASE AND SALE OF NOTE..........................................................7
         2.1          Authorization of  Note.............................................................7
         2.2          Purchase and Sale of Note..........................................................7
         2.3          Obligations of the Borrower Under the Note.........................................7
         2.4          Purpose............................................................................7
         2.5          Prepayments........................................................................8
         2.6          Interest...........................................................................8

SECTION 3             TAX DISTRIBUTIONS..................................................................9
         3.1          Tax Distributions..................................................................9
         3.2          Certain Definitions...............................................................10

SECTION 4             CONDITIONS PRECEDENT..............................................................10
         4.1          Documentary Conditions Precedent..................................................10
         4.2          Additional Conditions Precedent...................................................11

SECTION 5             REPRESENTATIONS AND WARRANTIES....................................................12
         5.1          Incorporation, Good Standing and Due Qualification................................12
         5.2          Corporate Power and Authority; No Conflicts.......................................12
         5.3          Legally Enforceable Agreements....................................................12
         5.4          Litigation........................................................................13
         5.5          Purpose; Contracts and Liabilities................................................13
         5.6          No Outstanding Judgments or Orders................................................13
         5.7          No Defaults on Other Agreements...................................................13
         5.8          Governmental Regulation...........................................................13
         5.9          Broker's, Finder's or Similar Fees................................................13

SECTION 6             AFFIRMATIVE COVENANTS.............................................................13
         6.1          Maintenance of Existence..........................................................14
         6.2          Maintenance of Properties.........................................................14
         6.3          Maintenance of Records............................................................14
         6.4          Maintenance of Insurance..........................................................14
         6.5          Compliance with Laws..............................................................14
         6.6          Financial Statement Reporting Requirements........................................15
         6.7          Other Reporting Requirements......................................................15



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         6.8          Inspection of Property, Books and Records.........................................15
         6.9          Use of Proceeds...................................................................16

SECTION 7             NEGATIVE COVENANTS................................................................16
         7.1          Liens.............................................................................16
         7.2          Additional Indebtedness...........................................................17
         7.3          Mergers, Sales, etc...............................................................17
         7.4          Acquisitions and Investments......................................................17
         7.5          Conduct of Business...............................................................18
         7.6          Limitation on Distributions.......................................................18
         7.7          Transactions with Affiliates......................................................18

SECTION 8             EVENTS OF DEFAULT.................................................................18
         8.1          Events of Default.................................................................18
         8.2          Remedies..........................................................................20

SECTION 9             SUBORDINATION.....................................................................20
         9.1          Definitions.......................................................................21
         9.2          Limitation on Payment and Remedies................................................21

SECTION 10            MISCELLANEOUS.....................................................................23
         10.1         Amendments and Waivers............................................................23
         10.2         Usury.............................................................................24
         10.3         Enforcement Expenses..............................................................24
         10.4         Survival..........................................................................24
         10.5         Assignment; Further Assurances....................................................24
         10.6         Notices...........................................................................24
         10.7         Jurisdiction; Immunities; Waiver of Jury Trial....................................25
         10.8         Table of Contents; Headings.......................................................25
         10.9         Severability......................................................................25
         10.10        Counterparts......................................................................26
         10.11        Integration.......................................................................26
         10.13        Governing Law.....................................................................26
         10.14        No Recourse Against Others........................................................26


EXHIBITS

Exhibit A             Form of Note

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


                   SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT

                  NOTE PURCHASE AGREEMENT, dated as of April 28, 1998, between
ALPINE HOSPITALITY VENTURES LLC, a Delaware limited liability company (the
"Borrower"), and U.S. FRANCHISE SYSTEMS, INC., a Delaware corporation (the
"Lender").

                  The Borrower desires that the Lender purchase a certain Note
(as defined herein) as provided herein, and the Lender is prepared to purchase such Note.

Accordingly, the Borrower and the Lender agree as follows:

                                    SECTION 1

                         DEFINITIONS; ACCOUNTING TERMS.

                  1.1 Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

                  "ABI" means America's Best Inns, Inc., a Delaware corporation.

                  "Acquisition" means any transaction pursuant to which the Borrower or any of its Subsidiaries (a) acquires equity securities (or warrants, options or other rights to acquire such securities) of any Person (other than the Borrower or any Person which is then a Subsidiary of the Borrower), pursuant to a solicitation of tenders therefor, or in one or more negotiated block, market or other transactions not involving a tender offer, or a combination of any of the foregoing, or (b) makes any Person a Subsidiary of the Borrower (by acquisition, merger or otherwise), or causes any such Person to be merged with or into the Borrower or any of its Subsidiaries such that the Borrower or any such Subsidiary is the surviving entity or the surviving entity becomes the Borrower or a Subsidiary of the Borrower, or (c) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

                  "Additional Principal" has the meaning given such term in
Section 2.6(c).

                  "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  "Agreement" means this Note Purchase Agreement, as amended or supplemented from time to time. References to Sections, Exhibits, Schedules and the like refer to the Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

                  "Asset Transfer Agreement" means that agreement dated as of the date hereof by and among BAI, OPCO, ABI or the other selling entities listed on Schedule I thereto.





                  "Available Cash" means cash on hand minus (i) a reasonable reserve for anticipated ministerial expenses within the next three months from the last Interest Payment Date and (ii) a reserve for any Tax Distribution payable or reasonably estimated to be payable within the next three months from the last Interest Payment Date.

                  "BAI" means Best Acquisition, Inc., a Georgia corporation.

                  "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City.

                  "Bridge Loan" has the meaning set forth in the definition of Overall Transaction.

                  "Change of Control" means that less than 65% of the ownership interests in the Borrower is owned, directly or indirectly, by Alpine Equity Partners L.P. and/or the Lender, and/or Affiliates or successors of either of such entities.

                  "Closing Date" means the date as of which this Agreement has been executed by the Borrower and the Lender and on which all conditions precedent to the purchase of the Note hereunder have been satisfied or waived by Lender in its sole discretion.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Consolidated Subsidiary" means any Subsidiary of the Borrower whose accounts are, or are required to be, consolidated with the accounts of the Borrower in accordance with GAAP.

                  "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Distribution" means, in respect of any corporation or limited liability company: (a) the payment or making of any dividend or other distribution of cash, securities, or property in respect of capital stock of such corporation or in respect of the membership interests of such limited liability corporation, other than distributions in capital stock or membership interests of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrant for such stock) of such corporation or membership interests of such limited liability corporation; or (c) the payment of any principal or interest on, or the acquisition of, any Indebtedness owing to any shareholder or member.

                  "Dollars" and the sign "$" mean lawful money of the United States of America.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

                  "Event of Default" has the meaning given such term in Section 8.1.

                  "Facility Documents" means this Agreement and the Note.

                  "GAAP" means, subject to the limitations on application thereof set forth in Section 1.2, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.6.

                  "Guaranty," "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include:

                  (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

                  (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                           (i)      the purchase of securities or obligations,

                           (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part of all of such obligation, or to assure the owner of such obligation against loss, or

                           (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation.

                  "Indebtedness" of any Person means the following:

                  (a) all obligations for money borrowed or for the deferred purchase price of property or services, which is evidenced by a promissory note or similar


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                                                                               4

instrument, or in respect of drafts accepted or similar instruments or reimbursement obligations under letters of credit,

                  (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

                  (c) all obligations of the nature of (a) or (b) of other Persons, which such Person has Guaranteed, and

                  (d) in the case of the Borrower and its Subsidiaries, all obligations under the PW Debt.

                  "Hospitality Assets" means each of the assets included in the definition of Hospitality Assets under the Purchase Agreement.

                  "Investment" means any loan or advance to any Person or any capital contribution to, or investment in or acquisition of an interest in, any Person, other than (i) OPCO, (ii) a loan or advance by the Borrower or any Consolidated Subsidiary to the Borrower or any Consolidated Subsidiary, (iii) an investment (such as in treasury notes, bank certificates of deposit or other accounts or other short term, high grade securities) or a loan or advance in the ordinary course of business or (iv) a capital contribution from the Borrower or any Consolidated Subsidiary to the Borrower or any Consolidated Subsidiary, but including, without limitation, the acquisition or creation of an interest in a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                  "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

                  "Management" means USFS Management, Inc., a Georgia corporation.

                  "Management Agreement" means the agreement, dated the date hereof between the Borrower and OPCO, on the one hand, and Management, on the other hand.

                  "Net Proceeds" means the proceeds actually received from the sale (other than in the ordinary course of business) by the Borrower or any of its Subsidiaries of any Hospitality Assets, after deduction of (i) reasonable expenses related thereto, (ii) amounts permitted as Tax Distributions under
Section 3.1(b) with respect to such sale, and (iii) amounts required to be repaid to PW Real Estate Investment Inc. or reserved under the PW Debt as a result of such sale.

                  "Note" has the meaning given such term in Section 2.1.

                  "Note Default Rate" means, to the extent permitted by applicable law, a rate equal to 2% per annum above the rate of interest then in effect on the Note.

                  "Note Maturity Date" means April __, 2010.

                  "Note Rate" means a fixed rate equal to 12.0% per annum.

                  "OPCO" means RSVP-BI OPCO, LLC, a Delaware limited liability company.

                  "Operating Agreement" means the Limited Liability Company Agreement of the Borrower between the Alpine Hospitality Holdings LLC and Venture Manager Inc.

                  "Overall Transaction" means (i) the bridge loan of $10,000,000 by NationsBank, N.A. to the Lender ("Bridge Loan"), (ii) the direct and indirect contribution of $7,000,000 of equity into the Borrower by Alpine Hospitality Holdings LLC, (iii) the loan contemplated by this Agreement, (iv) the direct and indirect capital contribution of $22,000,000 by the Borrower into OPCO in return for 1,000 membership units of OPCO, (v) the PW Loan, (vi) the sale transactions contemplated under the Purchase Agreement, and (vii) the sale transactions and redemption transaction contemplated under the Asset Transfer Agreement.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, governmental authority or other entity of whatever nature.

                  "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Principal" means the outstanding principal amount of the Note, including all Additional Principal.

                  "Purchase Agreement" means the Agreement of Purchase and Sale, dated as of December 15, 1997 (as amended by amendments dated December 15, 1997, January 7 1998, March 9, 1998 and April 1, 1998) by and between BAI and ABI and the other selling entities listed on Schedule 1 thereto.

                  "PW Debt" means the indebtedness of OPCO of at least $64,700,000 to PW Real Estate Investments Inc. ("PW") under that certain loan agreement of even date herewith among PW, OPCO and RSVP-ABI REALCO, LLC, a Delaware limited liability company which is a wholly owned subsidiary of OPCO, as such loan agreement may be amended from time to time (including through waivers of any provisions thereof) or any refinancing or refunding of such indebtedness.

                  "PW Loan" means that certain borrowing of at least $64,700,000 by OPCO from PW, to occur concurrently herewith.

                  "Real Estate" means all owned or leased estates in real property (whether now owned or hereafter acquired), including, without limitation, all fees, leaseholds and future interests, together with all owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, in each case of the Borrower or any Subsidiary.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, and any successor regulation.

                  "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, and any successor regulation.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, and any successor regulation.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, and any successor regulation.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, and any successor regulation.

                  "Subsidiary" means, as to any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person, or as to any limited liability company as to which such Person has a majority of the securities of its managing member.

                  "Supplemental Letter Agreement" means the letter agreement, dated the date hereof, between the Borrower and OPCO, on the one hand, and the Lender, Management and Best Franchising, Inc., on the other hand.

                  "Tax Distribution" has the meaning given such term in Section 3.1.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP. Financial statements required to be delivered by the Borrower to the Lender pursuant to Section 6.6 shall be prepared in accordance with GAAP as in effect at the time of such preparation.

                                    SECTION 2

                            PURCHASE AND SALE OF NOTE

                  2.1 Authorization of Note. The Borrower shall authorize the issuance of a senior subordinated promissory note, substantially in the form of Exhibit A hereto, having an original principal amount of Fifteen Million Dollars ($15,000,000), maturing on the Note Maturity Date, bearing interest at the Note Rate and payable to the order of the Lender (as the same may be amended or supplemented from time to time, the "Note").

                  2.2 Purchase and Sale of Note. The Borrower hereby agrees to sell the Note to the Lender and the Lender hereby agrees to purchase the Note from the Borrower on the Closing Date, subject to satisfaction or waiver of the conditions precedent set forth in Section 4, for a purchase price of $15,000,000 payable on the Closing Date by delivery of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Borrower to the account designated in writing by the Borrower.

                  2.3 Obligations of the Borrower Under the Note. The Borrower agrees that the Note shall constitute the promise and obligation of the Borrower to pay to the Lender, in Dollars and in immediately available funds, the unpaid Principal amount of the Note, which amount shall be due and payable in full on the Note Maturity Date, and to pay accrued interest thereon in accordance with
Section 2.6.

                  2.4 Purpose. The Borrower shall use the proceeds of the Note solely to make a capital contribution, directly or indirectly to OPCO, which contribution, together with capital of the Borrower, will be used by OPCO, together with the proceeds of the PW Loan, to redeem 1,000 units of beneficial interest in OPCO owned by BAI. No portion of the proceeds of the Note shall be used by the Borrower in any manner that might cause the issuance of the Note or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect on the date of such issuance and such use of proceeds.

                  2.5      Prepayments.

                           (a)      Optional Prepayments.  The Borrower shall
have the right to make prepayments of Principal, in whole or in part, without payment of any penalty or premium, at any time or from time to time. Any prepayment of Principal under this Section 2.5(a) shall include all accrued interest on such prepaid amount through (but excluding) the date of prepayment.

                           (b)      Mandatory Prepayments.

                                    (i)  The Borrower shall be required to make
prepayments of Principal in the event that any Hospitality Assets are sold (other than in the ordinary course of business). The amount required to be prepaid shall be an amount equal to the lesser of (x) the Net Proceeds of such sale and (y) the amount of such Net Proceeds allowed under the PW Debt to be distributed to the Borrower. The lesser amount referred to in clauses (x) and
(y) shall be applied first to repay the Additional Principal portion of the Principal and accrued interest thereon, with any remainder being applied to prepay the remaining portion of the Principal and accrued interest thereon. The Borrower agrees that the prepayment required under this Section shall occur (to the extent permitted under the PW Debt) no later than the later of (A) ten days after such sale of any such Hospitality Assets is consummated or (B) the date allowed under the PW Debt.

                                    (ii) The Borrower shall be required to
prepay all or a portion of outstanding Principal, together with all accrued interest thereon, when prepayment is required pursuant to the terms of the Supplemental Letter Agreement.

                  2.6      Interest.

                           (a)      Interest shall accrue on the outstanding and
unpaid Principal for the period from and including the date of the issuance of the Note to but excluding the date the Note is paid in full, at a fixed rate per annum equal to the Note Rate, except as provided in Section 2.6(d).

                           (b)      Interest on the Note shall be calculated on
the basis of a year of 360 days for the actual number of days elapsed.

                           (c)      The Borrower promises to pay accrued
interest in cash semi- annually on each June 30 and December 31 of each year or, if any such date shall not be a Banking Day, on the next succeeding Banking Day to occur after such date (such date being an "Interest Payment Date"), beginning on June 30, 1998. Notwithstanding the foregoing, under the following circumstances, interest shall not be paid in cash, but shall be added to principal ("Additional Principal") and shall, for all purposes of this Agreement and the Note, be deemed to be included in outstanding Principal and shall accrue interest for the period for and including the date such amount shall become

Additional Principal until such amount is paid in full at a fixed rate per annum equal to the Note Rate, except as provided in Section 2.6(d):

                                    (i)  If there is not Available Cash
sufficient to pay accrued interest for the semi-annual period ending on an Interest Payment Date, in cash, then on such date such amount of accrued and unpaid interest as is not paid in cash shall be deemed Additional Principal;

                                    (ii)  If there is Available Cash in excess
of the amount necessary to pay accrued interest for the semi-annual period ending on an Interest Payment Date, in cash, then such excess (the "Excess") shall be utilized as follows:

                           (A) to pay to the Lender the lesser of (x) any Additional Principal then outstanding, together with accrued interest thereon, and (y) 50% of the Excess; and

                           (B) to pay to the members of the Borrower any part of the Excess remaining after the application of clause (A) as a special distribution.

                           (d)      Upon the occurrence and during the
continuance of any Event of Default, the outstanding Principal (including Additional Principal) and, to the extent permitted by applicable law, any interest payments thereon or any fees or other amounts then due and payable hereunder shall thereafter bear interest (including postpetition interest in any proceeding under Title 11 of the United States Code or other applicable bankruptcy laws), payable upon demand, at the Note Default Rate.

                                    SECTION 3

                                TAX DISTRIBUTIONS

                  3.1 Tax Distributions. The Borrower may make Distributions for purposes of paying taxes ("Tax Distributions") as follows:

                           (a)      For each calendar year, the Borrower may
make one or more distributions to its members in an aggregate amount equal to the product of (x) the Tax Rate (as defined below) and (y) the Taxable Income of the Borrower (as defined below) for such year. The Borrower shall be permitted to make distributions with respect to the amount described in the preceding sentence on an estimated basis for the payment of estimated taxes on the 10th day of April, June, September, and December of such year, with the final distribution to be made on the 10th day of April of the succeeding year.

                           (b)      For each calendar year in which a sale of
any hotel constituting part of the Hospitality Assets occurs, at the time that the first Tax

Distribution is payable pursuant to Section 3.1(a) following the date of such sale, the Borrower may make a distribution to its members in an amount equal to the product of (x) the Tax Rate and (y) the Net Gain (as defined below) recognized by the Borrower from such sale during such year.


                  3.2 Certain Definitions. For purposes of the foregoing (i) the Tax Rate shall mean the maximum marginal rate of tax payable by a U.S. corporation doing business in New York; (ii) the Taxable Income of the Borrower for any year shall mean its positive taxable income as calculated for Federal income tax purposes, computed as if the Borrower were a U.S. corporation and after taking into account any net loss recognized by the Borrower for such year from the sale of any hotel constituting part of the Hospitality Assets, but determined without regard to Net Gain recognized by the Borrower in such year and after taking into account any net operating loss recognized by the Borrower in any other year only as provided herein; (iii) Net Gain shall mean the net gain recognized by the Borrower for Federal income taxes with respect to the sale of any hotel constituting part of the Hospitality Assets, net of any net operating loss of the Borrower applied as provided herein; (iv) any net operating loss of the Borrower for any year resulting from the application of the definition of Taxable Income shall be applied first to the Net Gain of the Borrower for such year, with any remaining amount carried forward (but not back) in accordance with the provisions of Section 172 of the Code (and, to the extent applicable, Section 1231 of the Code) to each succeeding year, and within such year applied first to any Net Gain of the Borrower in such year and then to the Taxable Income of the Borrower for such year

                                    SECTION 4

                              CONDITIONS PRECEDENT

                  4.1 Documentary Conditions Precedent. The obligations hereunder of the Lender to purchase and pay for the Note are subject to the condition precedent that the Lender shall have received on or before the Closing Date each of the following, in form and substance satisfactory to the Lender and its counsel:

                           (a)      The Note in the form of Exhibit A to this
Agreement, duly executed by the Borrower in favor of the Lender;

                           (b)      A certificate of the Secretary, Assistant
Secretary or the managing member of the Borrower, dated the Closing Date, attesting to all necessary corporate or limited liability company action taken by the Borrower, including resolutions of it and its members, authorizing the execution, delivery and performance of the Facility Documents and each other document to be delivered pursuant to this Agreement by the Borrower;

                           (c)      A certificate of the Secretary, Assistant
Secretary or the managing member of the Borrower, dated the Closing Date, certifying the names and true signatures of the officers of the Borrower authorized to sign the Facility Documents and the other documents to be delivered by the Borrower under this Agreement;

                           (d)      A certificate of a duly authorized officer
or the managing member of the Borrower, dated the Closing Date, stating that the representations and warranties in Section 5 are true and correct in all material respects on such date as though made on and as of such date, that no event has occurred and is continuing which constitutes a Default or Event of Default and that no Default or Event of Default would result from the issuance of the Note on the Closing Date;

                           (e)      Copies of the certificate of formation and
the Operating Agreement of the Borrower, certified as of the Closing Date by the Secretary, Assistant Secretary or managing member of the Borrower as true, correct and complete.

                  4.2 Additional Conditions Precedent. The obligations hereunder of the Lender to purchase and pay for the Note shall be subject to the further conditions precedent that on the Closing Date the following statements shall be true:

                           (i) the representations and warranties contained in
          Section 5 are materially true and correct on and as of the Closing Date as though made on and as of such date;

                           (ii) there has been no material adverse event which will impair the ability of the Borrower to meet its obligations under the Note;

                           (iii) no Default or Event of Default has occurred and is continuing, or would result from the issuance of the Note;

                           (iv) the issuance of the Note shall not violate any law, including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System;

                           (v)   each of the loan transactions, capital
          contributions and other transactions referred to in the definition of "Overall Transaction" shall have occurred or shall be occurring simultaneously with the closing of the transactions contemplated hereby and the terms, provisions and conditions of each of such loan transactions, capital contributions and other transactions are reasonably satisfactory to the Lender.

                                    SECTION 5

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender that immediately prior to the Overall Transaction:

                  5.1 Incorporation, Good Standing and Due Qualification. The Borrower and each Subsidiary of the Borrower which is a corporation or a limited liability company is duly incorporated or validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or limited liability company power and authority to own its assets and to transact the business in which it is now engaged or proposes to be engaged, and is duly qualified as a foreign corporation or limited liability company to do business and is in good standing in every jurisdiction where failure to be so qualified would materially and adversely affect the business, properties or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  5.2 Corporate Power and Authority; No Conflicts. The execution, delivery and performance by the Borrower of the Facility Documents and the issuance and sale of the Note have been duly authorized by all necessary corporate or limited liability company action and do not and will not: (a) require any consent or approval of its members (other than that which has been obtained); (b) contravene its certificate of formation or Operating Agreement or any other organic law; (c) violate any provision of, or require any filing, registration, consent or approval under, any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower or any Subsidiary of the Borrower; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which it or its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower; or (f) cause the Borrower or any Subsidiary of the Borrower to violate or be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

                  5.3 Legally Enforceable Agreements. Each Facility Document is, or when executed and delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.4 Litigation. There are no actions, suits or proceedings pending with respect to the Borrower or any Subsidiary or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Borrower before any court, governmental agency or arbitrator.

                  5.5 Purpose; Contracts and Liabilities. The Borrower and each of its Subsidiaries have been incorporated or formed for the sole purpose to enter into the transactions contemplated by the Purchase Agreement and the Asset Transfer Agreement and none of the Borrower or its Subsidiaries own any assets nor have incurred any liabilities or entered into any contracts or other agreements other than those liabilities and those contracts contemplated by and required to consummate the Overall Transaction.

                  5.6 No Outstanding Judgments or Orders. There are no judgments, writs, injunctions or decrees, of any court, arbitrator or federal, state, municipal or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, outstanding against the Borrower or any Subsidiary.

                  5.7 No Defaults on Other Agreements. Neither the Borrower nor any Subsidiary of the Borrower is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

                  5.8 Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Interstate Commerce Act in any fashion that would limit its ability to incur indebtedness for money borrowed as contemplated hereby. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                  5.9 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Note contemplated hereby based on any agreement, arrangement or understanding with the Borrower or any Affiliate or Subsidiary thereof, or any action taken by any such entity.

                                    SECTION 6

                              AFFIRMATIVE COVENANTS

                  From and after the date of this Agreement for so long as the Note shall remain unpaid or any other amounts due hereunder are outstanding under this Agreement or the Note, the Borrower shall, unless the Lender gives prior written consent:

                  6.1 Maintenance of Existence. Except as otherwise permitted by
Section 7.3, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence and good standing in the jurisdiction of formation and qualify and remain qualified, and cause each of the Subsidiaries of the Borrower to qualify and remain qualified, as a foreign limited liability company in each jurisdiction in which such qualification is required, where the failure to be so qualified would materially and adversely affect the business, properties or financial condition of the Borrower and its Subsidiaries taken as a whole.

                  6.2 Maintenance of Properties. Except as otherwise permitted by Section 7.3 or under the PW Debt in connection with condemnation or casualty, maintain, keep and preserve, and cause each of its Subsidiaries to maintain, keep and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business, including, without limitation, the Hospitality Assets, in good working order and condition, ordinary wear and tear excepted.

                  6.3 Maintenance of Records. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, in which entries will be made in accordance with GAAP, reflecting all financial transactions of the Borrower and its Subsidiaries; provided, however, that if the manager of the Hospitality Assets is an affiliate of the Lender, the Borrower shall not be responsible for any breach of this covenant.

                  6.4 Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound and reputable insurance com panies or associations, in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

                  6.5 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, including, without limitation, (i) paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property, except where such taxes, assessments and charges are being contested in good faith and by proper proceedings diligently pursued and against which adequate reserves are being maintained, (ii) complying in all material respects with all applicable environmental laws and (iii) complying with all applicable health and hotel occupancy laws, in all cases in which noncompliance is likely to have a material adverse effect upon the Borrower and its Subsidiaries taken as a whole.

                  6.6      Financial Statement Reporting Requirements.  Furnish
                           ------------------------------------------
to the Lender:

                           (a)      Annual Financial Statements.  As soon as
available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP and certified by the Borrower; provided that, if the Borrower does not receive such financial statements from Management, it shall have no obligation to deliver them to Lender under this section.

                           (b)      Quarterly Financial Statements.  As soon as
available and in any event within 90 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and related consolidated statements of income, stockholders' equity and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous fiscal year (subject to year-end adjustments) and all prepared in accordance with GAAP and certified by the Borrower; provided that, if the Borrower does not receive such financial statements from Management, it shall have no obligation to deliver them to Lender under this section.

                  6.7 Other Reporting Requirements. Furnish to the Lender such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Lender may from time to time reasonably request and which is also required or requested to be provided to PW pursuant to the PW Debt under the relevant loan agreement.

                  6.8 Inspection of Property, Books and Records. Will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities; provided, however, that if the manager of the Hospitality Assets is an affiliate of the Lender, the Borrower shall not be responsible for any breach of the foregoing covenant; and the Borrower will permit, and will cause each of its Subsidiaries to permit, representatives of any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and record and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  6.9 Use of Proceeds. The proceeds of the Note will be applied in accordance with Section 2.4. None of such proceeds will be used in violation of any applicable law or regulation.

                                    SECTION 7

                               NEGATIVE COVENANTS

                  From and after the date of this Agreement for so long as the Note shall remain unpaid or any other amounts due hereunder are outstanding under this Agreement or the Note, the Borrower shall not, without the prior written consent of Lender:

                  7.1 Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

                           (a)      Liens securing the principal of and interest
on the PW Debt or any other amounts due under the PW Debt;

                           (b)      Liens existing on the date hereof;

                           (c)      Liens for taxes or assessments or other
government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings diligently pursued and for which appropriate reserves are maintained;

                           (d)      Liens imposed by law, such as mechanic's,
materialmen's, landlord's, warehousemen's, carrier's and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 30 days, or which are being contested in good faith by appropriate proceedings diligently pursued and for which appropriate reserves are maintained;

                           (e)      Liens under workers' compensation,
unemployment insurance, social security or similar legislation (other than ERISA);

                           (f)      Liens, deposits or pledges to secure the
performance of leases, public or statutory obligations, surety, stay, appeal, indemnity, or other similar bonds, or other similar obligations arising in the ordinary course of business;

                           (g)      judgment and other similar Liens arising in
connection with court proceedings; provided, that, within 60 days, the Lien is discharged or the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings diligently pursued and for which appropriate reserves are maintained;

                           (h)      easements, rights-of-way, restrictions and
other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

                           (i)      Rights of set-off in favor of banks, brokers
or other financial institutions in respect of accounts maintained with such banks, brokers or other financial institutions in the ordinary course of business which were not created to secure the repayment of borrowed money or other advances, and Liens on such accounts to secure obligations in respect of transactions effected in such accounts;

                           (j)      Liens permitted under the loan agreement for
the PW Debt (whether or not such PW Debt is outstanding);

                           (k)      Liens on equipment and other personal
property financed by Subsidiaries in the ordinary course of business; and

                           (l)      any extensions, renewals or replacements of
the foregoing Liens; provided that the Liens permitted by this clause shall not extend to, or cover, any additional Indebtedness or property (other than a substitution of like property).

                  7.2 Additional Indebtedness. Create, assume, or otherwise incur or permit any of its Subsidiaries to create, assume or otherwise incur, any Indebtedness other than (i) the Note, (ii) the PW Debt and (iii) Indebtedness permitted under the loan agreement for the PW Debt (whether or not such PW Debt is outstanding).

                  7.3 Mergers, Sales, etc. Merge or consolidate with any other Person, or permit any of its Subsidiaries to merge or consolidate with any other Person, or sell, lease or otherwise dispose of, or permit any of its Subsidiaries to sell, lease or otherwise dispose of, all or substantially all of its respective assets (whether in one transaction or in a series of transactions); provided, however, that, if no Event of Default has occurred and is continuing, any Subsidiary of the Borrower may merge into or consolidate with or transfer assets to any other Subsidiary of the Borrower; nor shall the Borrower permit any Subsidiary to sell or lease any Hospitality Assets other than in the ordinary course of business, except for a sale of a hotel included in such Hospitality Assets, solely for cash if the Net Proceeds, if any, of such sale are distributed to the Borrower and such Net Proceeds are applied, to the extent required, in accordance with Section 2.5(b).

                  7.4 Acquisitions and Investments. Make, or permit any of its Subsidiaries to make, any Acquisitions or Investments other than pursuant to the Overall Transaction.

                  7.5 Conduct of Business. Engage in or permit any of its Subsidiaries to engage in, directly or indirectly, any other business or activity other than the ownership and operation of the Hospitality Assets.

                  7.6 Limitation on Distributions. Except as permitted in
Section 3, declare, make or pay or permit any of its Subsidiaries to declare, make or pay, any Distributions, except for Distributions (i) from a Subsidiary to the Borrower or (ii) from the Borrower to any member of the Borrower; provided that (a) immediately preceding and immediately following such Distribution no monetary Default or Event of Default shall have occurred and be continuing, and (b) if such Distribution is a cash Distribution to any member of the Borrower, it may be declared and paid only if the amounts required by
Section 2.6(c)(ii)(A) have been paid in cash.

                  7.7 Transactions with Affiliates. Except as contemplated by and required to consummate the Overall Transaction or as otherwise permitted by this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower or of any such Subsidiary, except (i) in the ordinary course of business and pursuant to the reasonable requirements of the business of the Borrower or such Subsidiary and (ii) on terms no less favorable to the Borrower or such Subsidiary than those the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

                                    SECTION 8

                                EVENTS OF DEFAULT

                  8.1      Events of Default.  Any of the following events shall
                           -----------------
 be an "Event of Default":

                           (a)      The Borrower shall fail to pay the principal
of the Note when due, or interest on the Note or other amount due hereunder within ten days of the date when due (it being understood that the creation of Additional Principal under Section 2.6(c) shall be deemed payment of interest when due);

                           (b)       Any representation or warranty made or
deemed made by the Borrower in this Agreement or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

                           (c)      The Borrower shall:  fail to perform or
observe any term, covenant or agreement contained in this Agreement or in the Note (other than the obligation to pay interest or principal) and, except for Sections 7.3 and 7.6, such failure shall continue for 30 days after notice to the Borrower by the Lender;

                           (d)      The Borrower or any of its Subsidiaries
shall: (i) fail to pay any Indebtedness the aggregate outstanding principal amount of which as to any or all of the Borrower and its Subsidiaries is in excess of $5,000,000, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above) of the Borrower or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after any applicable grace period or (ii) fail to perform or observe, and such failure shall continue after any applicable grace period, any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, and as a result of (i) or (ii), any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

                           (e)      An involuntary proceeding shall be commenced
or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, or (c) the winding up or liquidation of the Borrower or any of its Subsidiaries; and such proceeding or petition shall continue undismissed or unstayed for 90 days, or an order or decree approving or ordering any of the foregoing shall be entered;

                           (f)      The Borrower or any Subsidiary thereof shall
(a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (e) of this
Section 8.1, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (g) take any action for the purpose of effecting any of the foregoing;

                           (g)      One or more judgments, decrees or orders for
the payment of money shall be rendered against the Borrower or any Subsidiary of the Borrower in excess of $1,000,000 in the aggregate at any one time (not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 60 days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

                           (h)      The Borrower shall cease to own, directly or
indirectly, all of the membership interests of OPCO and RSVP-ABI REALCO, LLC, a Delaware limited liability company;

                           (i)      A Change of Control shall have occurred
without the consent of the Lender; or

                           (j)      The Management Agreement, as amended by the
Supplemental Letter Agreement, shall be terminated by OPCO in connection with a sale of all or substantially all of the Hospitality Assets; it being understood that (A) any other termination that requires, pursuant to the Management Agreement, payment of a Termination Fee of three multiplied by the Applicable Annual Amount (as defined in the Management Agreement) shall not be an Event of Default hereunder and (B) a termination contemplated by the last sentence of paragraph 2 of the Supplemental Letter Agreement shall not be an Event of Default hereunder.

                  8.2 Remedies. Upon the occurrence and continuance of any Event of Default, the Lender may, by notice to the Borrower, declare the outstanding Principal due under the Note, all accrued interest thereon and all other amounts payable under this Agreement and the Note to be forthwith due and payable, whereupon the Note, all accrued interest thereon and all other amounts payable under this Agreement and the Note shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that, in the case of an Event of Default referred to in Section 8.1(e), the Note, all accrued interest thereon and all other amounts payable under this Agreement shall become immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Nothing contained herein shall modify or otherwise affect the rights and remedies available to the Lender after the occurrence of an Event of Default under any other agreement between the Lender and the Borrower.

                                    SECTION 9

                                  SUBORDINATION

                  Notwithstanding anything to the contrary contained herein, the Subordinated Indebtedness (as defined below) shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness (as defined below) to the extent and in the manner provided in this Section 9.

                  9.1 Definitions. As used in this Section 9, the following terms shall have the following meanings:

                  "Senior Indebtedness" shall mean any and all guaranties given by the Borrower to the lender under the PW Debt and any and all Indebtedness under the PW Debt.

                  "Subordinated Indebtedness" shall mean (i) the principal of and interest on the Note and (ii) any other monetary obligations of the Borrower or any of its Subsidiaries arising out of or in connection with this Agreement or the Note.

                  "Subordinated Indebtedness Documents" shall mean this Agreement and the Note, as the same may be amended from time to time (to the extent permitted by Section 9.2(d)).

                  9.2      Limitation on Payment and Remedies.

                           (a)      The Subordinated Indebtedness is and shall
be subject and subordinate in all respects to the Senior Indebtedness and to all sums now or hereafter outstanding under the Senior Indebtedness and to all amendments, increases, supplements, consolidations, extensions and other agreements of any nature whatsoever now or hereafter executed or delivered with respect to the Senior Indebtedness or the documents and instruments which evidence, secure and govern the Senior Indebtedness (the "Senior Indebtedness Documents"). The Senior Indebtedness Documents may be amended or modified in any manner as may be agreed to by PW and the borrowers under the Senior Indebtedness (collectively, the "Property LLCs"), including, without limitation, increases in interest rates and extensions of maturity, and any such amendment or modification shall be senior and superior to the Subordinated Indebtedness and all Subordinated Indebtedness Documents.

                           (b)      Notwithstanding anything to the contrary
that may be contained in the Subordinated Indebtedness Documents or any rights arising under the Subordinated Indebtedness Documents, the Lender shall not commence any action or proceeding to collect the Subordinated Indebtedness until the date upon which all principal, interest and other sums of any nature whatsoever which may or shall become due and payable pursuant to the Senior Indebtedness have been paid in full. The Lender shall not (i) take any action which is adverse to the Lien and priority of the Senior Indebtedness Documents,
(ii) acquire, by subrogation or otherwise, any Lien, estate, right or other interest in any of the properties that secure the Senior Indebtedness prior to the repayment in full of the Senior Indebtedness, (iii) challenge the validity or priority of the Lien of any of the Senior Indebtedness Documents, or (iv) oppose any plan of reorganization or rehabilitation proposed or approved by the PW with respect to any of the Property LLCs or the Borrower.

                           (c)      Notwithstanding anything to the contrary
that may be contained in the Subordinated Indebtedness Documents, at anytime when an "Event of Default" (as such term is defined in the Senior Indebtedness Documents) has occurred and is continuing under the Senior Indebtedness Documents, the Lender shall not accept the payment of any sum in reduction of principal, interest or other sums which may or shall become due and payable pursuant to the provisions of the Subordinated Indebtedness Documents, irrespective of from where or from whom tendered. If the Lender shall accept any payment of any sum in contravention of the provisions of this Section 9.2(c), the Lender shall, upon demand, remit to PW all such payments so received for application by PW in reduction of the indebtedness evidenced and secured by the Senior Indebtedness Documents. Notwithstanding anything to the contrary in this
Section 9.2(c), interest on the Subordinated Indebtedness may be paid by the addition to Principal of Additional Principal in the manner set forth in Section 2.6(c)(i), which Additional Principal shall be included as part of the Subordinated Indebtedness.

                           (d)      The Lender shall not, without obtaining the
prior written consent of PW, agree to any amendment or modification of Section
9.2 of this Agreement or, except as contemplated by the Supplemental Letter Agreement, any other amendment or modification of the Subordinated Indebtedness Documents that materially increases the liabilities or obligations of the Borrower thereunder. Any such amendments or modifications of the Subordinated Debt Documents without the prior written consent of PW shall be void and of no force and effect.

                           (e)      In the event of any proceedings to
liquidate, dissolve or wind up the Property LLCs or the Borrower, or of any execution, sale, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization, or other similar proceedings (a "Bankruptcy Proceeding") relative to the Property LLCs or the Borrower or any of their respective properties, any claim of PW in any such proceeding shall be paid in full before any payment is made upon the Subordinated Indebtedness. The Lender undertakes and agrees for the benefit of PW to execute, verify, deliver and file any proofs of claim, consents, or other instruments which PW may at any time require in order to effectuate the full benefit of the subordination contained herein; and upon failure of the Lender to do so, PW shall be deemed to be irrevocably appointed the agent and attorney-in-fact coupled with an interest of the Lender to execute, verify, deliver and file any such proofs of claim, consents or other instruments. PW shall have the sole right to accept or reject any plan proposed in any Bankruptcy Proceeding relative to the Property LLCs or the Borrower and to take any other action which a party filing a claim is entitled to take.

                           (f)      Notwithstanding anything to the contrary
that may be contained in the Subordinated Indebtedness Documents, the Subordinated Indebtedness may not be transferred to any other person or entity (other than to NationsBank N.A.

pursuant to Section 10.5(b)) without prior written notice to PW and delivering to PW evidence in writing from the Applicable Rating Agencies to the effect that such a transfer will not result in a qualification withdrawal or downgrading of the ratings in effect immediately prior to such transfer for any certificates or securities issued in connection with any securitization of the Senior Indebtedness, which is then outstanding, if any, or if such a securitization has not occurred, such transfer may not occur without the prior written consent of PW. For purposes of this Section 9.2(f), the term "Applicable Rating Agency" shall mean any of Standard & Poor's Ratings Group, a division of McGraw- Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency, which has rated the securitization of the Senior Indebtedness

                           (g)      In the event of any conflict or ambiguity
between the terms, covenants and provisions of this Section 9.2 and any other terms, covenants and provisions of this Agreement (or any other terms, covenants and provisions of the other Subordinated Indebtedness Documents), the terms, covenants and conditions of this Section 9.2 shall be controlling in all respects.

                           (h)      All of the terms, covenants and provisions
of this Section 9.2 shall remain in full force and effect until such time as all principal, interest and other sums payable or which may become due and payable under the Senior Indebtedness Documents shall have been paid in full.

                           (i)      The provisions of this Section 9.2 are made
and agreed to for the benefit of PW, and may be enforced by PW as if PW were a party to this Agreement. The Lender recognizes that PW would not have permitted the creation of the Senior Indebtedness unless the Lender agreed to the terms and provisions contained in this Section 9.2. PW as used in this Section 9.2 shall be deemed to include any and all successors and assigns of PW.

                                   SECTION 10

                                  MISCELLANEOUS

                  10.1 Amendments and Waivers. No modification, amendment or waiver of any provision of this Agreement or the Note, and no consent to any departure therefrom by the Borrower, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver, amendment, modification or consent shall be effective only in the specific instance and for the purpose for which given. No amendment, consent, modification or waiver shall be effective against the Borrower unless signed by the Borrower. No failure on the part of the Lender to exer cise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The


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                                                                              24

remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  10.2 Usury. Anything herein to the contrary notwithstanding, the obligations of the Borrower under the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the holder of the Note limiting rates of interest which may be charged or collected by such holder. The Borrower covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Borrower from paying all or any portion of the principal of or interest on the Note, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Facility Documents; and (to the extent that it may lawfully do so) the Borrower hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  10.3 Enforcement Expenses. The Borrower shall reimburse the Lender on demand for all reasonable costs, expenses, and charges (including, without limitation, all reasonable fees and charges of external legal counsel for the Lender) incurred by the Lender in connection with the enforcement of the Facility Documents.

                  10.4 Survival. The obligations of the Borrower under Section
10.3 shall survive the repayment of the Note.

                  10.5     Assignment; Further Assurances.

                           (a)      This Agreement shall be binding upon, and
shall inure to the benefit of, the Borrower, the Lender and their respective successors and assigns (including transferees of the Note), except that the Borrower may not assign or transfer its rights or obligations hereunder.

                           (b)      So long as there is no Event of Default then
in existence, the Note may not be transferred by the Lender or any subsequent holder without the prior written consent of the Borrower, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that the Note may be transferred to NationsBank, N.A., as required by the Bridge Loan, or any refinancing or refunding thereof.

                  10.6 Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to the Lender and to the Borrower by hand delivery, mail (return receipt requested), facsimile transmission, or telex addressed to such party at its address on the signature page of this Agreement (or at such other address of such party provided the other party receives notice of any such change of address). Notices shall be effective upon receipt.

                  10.7     Jurisdiction; Immunities; Waiver of Jury Trial.

                           (a)      The Borrower hereby irrevocably submits to
the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to any of the Facility Documents and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The Borrower, as an alternative method of service, also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 10.6. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower further waives any objection to venue in such State and any objection to an action or proceeding in such State on the basis of a non convenient forum. The Borrower further agrees that any action or proceeding brought against the Lender shall be brought only in a New York State or United States Federal court sitting in New York County.

                           (b)      THE LENDER AND THE BORROWER HEREBY AGREE TO
WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY FACILITY DOCUMENT.

                           (c)      Nothing in this Section 10.7 shall affect
the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

                           (d)      To the extent that the Borrower has or
hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under the Facility Documents.

                  10.8 Table of Contents; Headings. Any table of contents and the head ings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

                  10.9 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  10.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                  10.11 Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect thereto.

                  10.12 Consents. Consents requested of the Lender hereunder from the Borrower shall not be unreasonably withheld, delayed or conditioned. If neither Michael A. Leven nor Neal K. Aronson are Chief Executive Officer or Chief Financial Officer, respectively, then from and after such time any waiver or consent given with respect to any non-monetary provision or default under the PW Debt shall be deemed given hereunder with respect to the comparable provision, if any, contained herein.

                  10.13 Governing Law. This Agreement shall be governed by, and inter preted and construed in accordance with, the law of the State of New York, without giving effect to its conflicts of law principles or rules.

                  10.14 No Recourse Against Others. A director, officer, employee or member, as such, of the Borrower shall not have any liability for any obligations of the Borrower hereunder or under the Note for any claim based on, in respect of or by reason of such obligations or their creation.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

                         ALPINE HOSPITALITY VENTURES LLC

                            by Ventures Manager Inc.,


                               its managing member

                          By: /s/ Richard D. Goldstein

                           Name:   Richard D. Goldstein
                           Title:  President

                          Address:   1285 Avenue of the Americas
                                     New York, N.Y.  10019


                          Attention: Richard D. Goldstein, Esq.
                          Telephone: (212) 641-5018
                          Telecopy:  (212) 641-5125


                          U.S. FRANCHISE SYSTEMS, INC.

                          By: /s/ Neal K. Aronson

                            Name:  Neal K. Aronson
                            Title: Executive Vice President

                          Address:   13 Corporate Square, Suite 250
                                     Atlanta, GA  30329

                          Attention: Associate General Counsel
                          Telephone: (404) 235-7444
                          Telecopy:  (404) 321-4482